UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
June 26, 2009
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 2, 2009, Local.com Corporation (the “Registrant”) filed a Form 8-K with the U. S. Securities and Exchange Commission (the “SEC”) reporting that the Registrant and its wholly owned subsidiary, Local.com PG Acquisition Corporation (“Subsidiary”) had entered into a Loan and Security Agreement (the “Agreement”) with Square One Bank on June 26, 2009. The Agreement provides a revolving credit facility to the Registrant of up to $10 million (the “Facility”). Subject to the terms of the Agreement, the borrowing base used to determine loan availability under the Facility is based on a formula equal to 80% of the Registrant’s eligible accounts receivable, with account eligibility measured in accordance with standard determinations as more particularly defined in the Agreement (the “Formula Revolving Line”). Notwithstanding the foregoing, the Registrant may advance up to $3 million immediately from the Facility, irrespective of its borrowing base (the “Non-Formula Revolving Line”), provided that total advances under the Facility will not exceed $10 million. The Facility expires on June 25, 2010. Prior to the expiration of the Facility and subject to meeting certain conditions set forth in the Agreement, the Registrant may convert any portion of the Non-Formula Revolving Line (up to $3 million) to a two year term loan.
All amounts borrowed under the Facility are secured by a general security interest on the assets of the Registrant and Subsidiary, except for the Registrant’s and Subsidiary’s intellectual property, which the Registrant and Subsidiary have instead agreed to remain unencumbered during the term of the Agreement.
Except as otherwise set forth in the Agreement, borrowings made pursuant to the Formula Revolving Line will bear interest at a rate equal to the greater of (i) 5.0% or (ii) the Prime Rate (as announced by Square 1 Bank) plus 1.75% and borrowings made pursuant to the Non-Formula Revolving Line will bear interest at a rate equal to the greater of (i) 5.25% or (ii) the Prime Rate (as announced by Square 1 Bank) plus 2.0%. In connection with establishing the Facility, the Registrant incurred fees payable to Square 1 Bank of approximately $55,000.
The Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the Registrant’s and its subsidiaries’ assets, changes in business, change in control, mergers and acquisitions, payment of dividends, and incurrence of certain indebtedness and encumbrances. The Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants. If an event of default occurs and is continuing, Square 1 Bank has certain rights and remedies under the Agreement, including declaring all outstanding borrowings immediately due and payable, ceasing to advance money or extend credit, and rights of set-off.
The Registrant attached a redacted version of the Agreement as an exhibit to the July 2, 2009, Form 8-K pursuant to a Confidential Treatment Request letter that the Registrant submitted to the SEC. After filing the July 2, 2009, Form 8-K, the Registrant’s request for confidential treatment of portions of the Agreement was reviewed by the SEC. As a result, the Registrant has attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, the revised exhibit for the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Loan and Security Agreement dated June 26, 2009, by and among Registrant, Square 1 Bank, and Local.com PG Acquisition Corporation.

Exhibit 99.1(1)	Press release, dated June 30, 2009, titled “Local.com Secures $10 Million Credit Facility”.

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 2, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: November 23, 2009	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Loan and Security Agreement dated June 26, 2009, by and among Registrant, Square 1 Bank, and Local.com PG Acquisition Corporation.

99.1(1)	Press release, dated June 30, 2009, titled “Local.com Secures $10 Million Credit Facility”.

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 2, 2009.